Exhibit 10.44

ASSIGNMENT AND ASSUMPTION AGREEMENT
(Lease Agreement)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into this 6th day of June, 2000, by and among (i) HILTON HOTELS CORPORATION, a Delaware corporation, and FLAMINGO HILTON RIVERBOAT CASINO, L.P., a Missouri limited partnership and assignee by assignment from Hilton Hotels Corporation (collectively, “Assignor”), (ii) ISLE OF CAPRI CASINOS, INC., a Delaware corporation (“Assignee”), and (iii) IOC-KANSAS CITY, INC., a Missouri corporation and affiliate of Assignee (“Operating Assignee”).

Recitals

A.          The Port Authority of Kansas City, Missouri (the “Port Authority”) and Hilton Hotels Corporation (“HHC”) are parties to an Amended and Restated Lease Agreement dated as of August 21, 1995, as thereafter amended (the “Lease”), a true, correct and complete copy of which is attached as Schedule A hereto.

B.           The interest of HHC under the Lease Agreement was assigned (i) pursuant to that certain Lessee’s Assignment and Assumption Agreement dated August 9, 1996 by and between HHC and Hilton Kansas City Corporation, a Missouri corporation (“HKCC”), whereby HHC transferred all its right, title, and interest in and to the Lease to HKCC; and (ii) pursuant to that certain Blanket Conveyance, Bill of Sale, and Assignment and Assumption Agreement dated August 9, 1996 by and between HKCC and Flamingo Hilton Riverboat Casino, L.P. (“Flamingo Hilton”), whereby HKCC transferred all its right, title, and interest in and to the Lease to Flamingo Hilton.

C.           Assignor now desires to assign and transfer all right, title and interest in the Lease to Assignee, while remaining liable for any and all liabilities and obligations previously accrued or hereafter accruing pursuant to the Lease.

D.          Assignee desires to accept such assignment, and thereafter to assign and transfer to Operating Assignee all right, title and interest in the Lease held by Assignee

Agreement

NOW, THEREFORE, in consideration of the above premises, the mutual covenants and agreements stated herein and stated in the Asset Sale Agreement dated as of February 8, 2000, by and among Assignor, as sellers, and Assignee and Operating Assignee, as purchasers (the “Asset Sale Agreement”), as well as other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.             Assignment.         Effective upon (a) the consummation of the transactions contemplated by the Asset Sale Agreement, (b) the execution of the Consent (as defined below), and (c) the issuance of a license by the Missouri Gaming Commission to Operating Assignee to conduct gaming operations on the property which is subject to the Lease (collectively, the “Closing”), Assignor does hereby irrevocably assign, transfer, sell, deliver and convey unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Lease, as of the close of business on the day on which the Closing occurs, free and clear of any lien, charge, claim or encumbrance, except as set forth on Schedule B attached hereto and incorporated herein by this reference. Subject to and upon the occurrence of the Closing, Assignee hereby accepts the assignment of the Lease pursuant to the terms of this Assignment and Assumption Agreement. The parties hereto acknowledge and agree that this Assignment (and Assumption Agreement shall not become effective and shall be of no legal force or effect unless and until the Closing occurs.

2.             Assumption of Liabilities.

(a)           Assignee hereby assumes responsibility to faithfully and punctually perform, satisfy and discharge all of the duties, obligations, terms, conditions, covenants and liabilities arising or accruing after the date of the Closing that Assignor is otherwise bound to perform, discharge or otherwise satisfy under the Lease, including without limitation, pursuant to Section 18.04 (B) (viii) (b) and (c) of the Lease regarding (i) the use of the “Demised Premises” (as that term is defined in the Lease) in accordance with the restrictions set forth in the Lease and (ii) the payment of “Rent” (as that term is defined in the Lease). Assignor does hereby agree to indemnify, defend and hold Assignee harmless from any loss (including without limitation attorneys’ fees and costs), claim or cause of action arising or accruing under or in connection with any of the following: (i) the Lease based upon events, acts or omissions that occurred on or before the date of the Closing; (ii) any future written assignments executed and delivered by and between Assignor and Assignee based upon events, acts or omissions that occurred on or before the date of the Closing; or (iii) the failure of Assignor to perform its obligations under this Assignment and Assumption Agreement. Assignee does hereby agree to indemnify, defend and hold Assignor harmless from any loss (including without limitation attorneys’ fees and costs), claim or cause of action arising or accruing under or in connection with any of the following: (i) the Lease based upon events, acts or omissions that occurred after the date of the Closing; (ii) any future written assignments executed and delivered by and between Assignee and Assignor based upon events, acts or omissions that occurred after the date of the Closing; or (iii) the failure of Assignee or Operating Assignee to perform their respective obligations under this Assignment and Assumption Agreement.

(b)           Notwithstanding any other provision of this Assignment and Assumption Agreement to the contrary, Assignor shall remain liable to the Port Authority in connection with the performance of all liabilities and obligations under the Lease to the same extent as if this Assignment and Assumption Agreement had not been executed. The foregoing sentence does not, however, in any way relieve (i) Assignee or Operating Assignee from the liabilities and obligations that each owes to Assignor which are set forth in this Assignment and Assumption Agreement or (ii) Assignor from the liabilities and obligations that it owes to Assignee and Operating Assignee which are set forth in this Assignment and Assumption Agreement.

3.             Further Assignment to Operating Subsidiary of Assignee

(a)           Subject to the occurrence of the Closing, Assignee does hereby irrevocably assign, transfer, sell, deliver and convey unto Operating Assignee, its successors and assigns, all its right, title and interest in and to the Lease, as of the close of business on the day the Closing occurs, free and clear of any lien, charge, claim or encumbrance, except asset forth on Schedule B attached hereto and incorporated herein by this reference. Subject to and upon the occurrence of the Closing, Operating Assignee hereby accepts the assignment of the Lease pursuant to the terms of this Assignment and Assumption Agreement.

(b)           Assignor hereby acknowledges and consents to the assignment, transfer, sale, delivery and conveyance by Assignee to Operating Assignee of all right, title and interest in the Lease that has been assigned to Assignee pursuant to Section 1 of this Assignment and Assumption Agreement.

(c)           Operating Assignee hereby assumes responsibility to faithfully and punctually perform, satisfy and discharge all of the duties, obligations, terms, conditions, covenants and liabilities arising or accruing after the date of the Closing that Assignee is otherwise bound to perform, discharge or otherwise satisfy under the Lease (as a result of the terms and conditions of this Assignment and Assumption Agreement), including without limitation, pursuant to Section 18.04 (B) (viii) (b) and (c) of the Lease regarding (i) the use of the “Demised Premises” (as that term is defined in the Lease) in accordance with the restrictions set forth in the Lease and (ii) the payment of the “Rent” (as that term is defined in the Lease). Assignor does hereby agree to indemnify, defend and hold Operating Assignee harmless from any loss (including without limitation attorneys’ fees and costs), claim or cause of action arising or accruing under or in connection with any of the following: (i) the Lease based upon events, acts or omissions that occurred on and before the date of the Closing; (ii) any future written assignments executed and delivered by and between Assignor and Assignee based upon events, acts or omissions that occurred on or before the date of the Closing; or (iii) the failure of Assignor to perform its obligations under this Assignment and Assumption Agreement. Operating Assignee does hereby agree to indemnify, defend and hold Assignor harmless from any loss (including without limitation attorneys’ fees and costs), claim or cause of action arising or accruing under or in connection with any of the following: (i) the Lease based upon events, acts or omissions that occurred after the date of the Closing; (ii) any future written assignments by and between Operating Assignee and Assignor based upon events, acts or omissions that occurred after the date of the Closing; or (iii) the failure of Operating Assignee or Assignee to perform their respective obligations under this Assignment and Assumption Agreement.

(d)           Notwithstanding any other provision of this Assignment and Assumption Agreement to the contrary, Assignee shall remain liable to the Port Authority and Assignor in connection with the performance of all liabilities and obligations under the Lease to the same extent as if the further assignment pursuant to this Section 3 had not been made. The foregoing sentence does not, however, in any way relieve (i) Assignor from the liabilities and obligations that it owes to Assignee and Operating Assignee which are set forth in this Assignment and Assumption Agreement or (ii) Assignee or Operating Assignee from the liabilities and obligations that each owe to Assignor which are set forth in this Assignment and Assumption Agreement.

4.             Representations, Warranties and Covenants of Assignor.

(a)           Assignor, as of the date of the Closing, does hereby represent and warrant to Assignee and Operating Assignee as follows:

(i)            Assignor has complete and unrestricted power and authority to sell, assign, and transfer all its right, title and interest in the Lease as contemplated by this Assignment and Assumption Agreement, and such sale; assignment and transfer does not and will not require the consent or approval of any third party or government entity, except for the prior written consent of the Port Authority, which written consent is set forth in the Acknowledgment, Consent and Estoppel Certificate (the “Consent”) attached hereto as Exhibit 1 and incorporated herein by reference.

(ii)           Neither the execution and delivery of this Assignment and Assumption Agreement nor compliance with the terms hereof on the part of Assignor will violate the Articles of Incorporation or Bylaws, or the Certificate of Limited Partnership or Partnership Agreement, as the case may be, of Assignor, breach any governmental law, statute or regulation, or conflict with or result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Assignor is a party or by which it is or may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien, claim, charge, or encumbrance. Except as set forth in Schedule C attached hereto and incorporated herein by this reference, Assignor has no knowledge of any fact or condition regarding or involving the Demised Premises (as defined in the Lease) or any of Assignor’s duties and obligations under the Lease that constitute a violation or breach of any law, statute, ordinance, regulation, order, contract or other agreement including, without limitation, environmental laws and regulations.

(iii)          Assignor has all necessary corporate power and authority to enter into this Assignment and Assumption Agreement, and has taken all corporate action necessary to make this Assignment and Assumption Agreement enforceable upon Assignor in accordance with its terms.

(iv)          A true, correct and complete copy of the Lease, and all amendments thereto, are attached hereto as Schedule A. The Lease has not been amended or modified, except as set forth on Schedule A attached hereto and incorporated herein by this reference. The Lease, as amended or modified, is in full force and effect and constitutes the legal, valid and binding obligation of all of the parties thereto and is enforceable in accordance with its terms.

(v)           Except as set forth in Schedule D attached hereto and incorporated herein by this reference, no event has occurred and no condition exists that, with the giving of notice or the lapse of time or both, could constitute a default by Assignor under the Lease or, to Assignor’s best knowledge after due and diligent inquiry, by the Port Authority. Assignor has no present intention to bring an action or otherwise attempt to enforce any alleged nonperformance or breach of any provision of the Lease Except as set forth in Schedule E attached hereto and incorporated herein by this reference, Assignor has no existing defenses or offsets against the enforcement of the Lease by the Port Authority, and knows of no other parties who are not signatories to the Lease who possess or may assert rights under or in connection with the Lease.

(vi)          Except as set forth in Schedule F attached hereto and incorporated herein by this reference, the Lease and the Development Agreement dated as of March 12, 1993 by and between the Port Authority and HHC (the “Development Agreement”), as thereafter amended, are the only agreements, written or oral, entered into between the Port Authority and Assignor.

(b)           Assignor covenants and agrees as follows:

(i)            Assignor has not and will not assign the whole or any part of its right, title and interest hereby assigned to any person other than Assignee.

(ii)           Assignor shall forthwith notify Assignee and Operating Assignee in writing of any default (or any event or occurrence that, but for the giving of notice or the passage of time, or both, would constitute a default) under the Lease of which it has knowledge or any assertion made to Assignor by any other party to the Lease that circumstances have arisen that may pen-nit or result in a breach or the cancellation of the Lease.

5.             Representations and Warranties of Assignee.

(a)           Assignee, as of the date of the Closing, does hereby represent and warrant to Assignor as follows:

(i)            Assignee has complete and unrestricted power and authority to sell, assign, and transfer its right, title and interest in the Lease as contemplated by this Assignment and Assumption Agreement.

(ii)           Neither the execution and delivery of this Assignment and Assumption Agreement nor compliance with the terms hereof on the part of Assignee will violate the Articles of Incorporation or Bylaws of Assignee, breach any governmental law, statute or regulation, or conflict with or result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Assignee is a party or by which it is or may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien, claim, charge or encumbrance.

(iii)          Assignee has all necessary corporate power and authority to enter into this Assignment and Assumption Agreement and has taken all corporate action necessary to make this Assignment and Assumption Agreement enforceable upon Assignee in accordance with its terms.

(b)           Assignee covenants and agrees that Assignee will not assign the whole or any part of its right, title and interest hereby assigned to any person or entity other than

Operating Assignee, without the prior written consent of the Port Authority and Assignor, which consent shall not be unreasonably withheld. Assignor acknowledges and agrees that, for purposes of this subsection (b) of this Section 5, consent shall be deemed “unreasonably withheld” if the proposed assignee, in the Assignor’s reasonable opinion, is financially capable of performing and satisfying in full each of its respective obligations pursuant to the Lease and Assignor withholds its consent.

6.             Representations and Warranties of Operating Assignee. Operating Assignee, as of the date of the Closing, does hereby represent and warrant to the Assignor as follows:

(a)           Neither the execution and delivery of this Assignment and Assumption Agreement nor compliance with the terms hereof on the part of Operating Assignee will violate the Articles of Organization or Operating Agreement of Operating Assignee, breach any governmental law, statute or regulation, or conflict with or result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Operating Assignee is a party or by which it is or may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien, claim, charge or encumbrance.

(b)           Operating Assignee has all necessary corporate power and authority to enter into this Assignment and Assumption Agreement, and has taken all corporate action necessary to make this Assignment and Assumption Agreement enforceable upon Operating Assignee in accordance with its terms.

7.             Further Action.

(a)           Assignor, Assignee and Operating Assignee agree that each shall execute and deliver, or cause to be executed and delivered from time to time, such instruments, documents, agreements, consents and assurances and take such other action as the other parties reasonably may require to more effectively assign and transfer to and vest in such parties the rights and assets assigned hereunder. Assignor, Assignee and Operating Assignee agree to promptly remit and send to such parties any and all payments, funds, assets, notices, reports and other documents and information received by each party, its agents or representatives as a direct or indirect result of its rights in, or with respect to, the Lease.

(b)           If any right or asset hereby assigned or transferred shall for any reason be nonassignable or not enforceable by Assignee or Operating Assignee, Assignor shall take such action to enforce the same or to obtain the benefits thereof for Assignee and/or Operating Assignee as Assignee or Operating Assignee may reasonably direct, but at the sole expense and risk of Assignee and Operating Assignee, and Assignor will deliver to Operating Assignee any amounts received by it on account of any such claim, right or chose in action after deducting any reasonable expenses incurred by Assignor in taking such action that have not been paid or reimbursed by Assignee or Operating Assignee

8.             General.

(a)           This Assignment and Assumption Agreement cancels and supersedes all previous agreements (other than the Asset Sale Agreement) relating to the subject matter of this Assignment and Assumption Agreement, written or oral, between the parties hereto and, together with the relevant provisions of the Asset Sale Agreement, contains the entire understanding of the parties hereto and shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties hereto.

(b)           Neither this Assignment and Assumption Agreement, nor any of the rights, duties or obligations of Assignor hereunder, may be assigned either voluntarily or by operation of law or otherwise delegated by Assignor without the prior written consent of the Assignee and Operating Assignee, and any attempted assignment that is not in conformity herewith shall be null and void. This Assignment and Assumption Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(c)           This Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

(d)           Any notice, request, consent or communication under this Assignment and Assumption Agreement shall be effective only if it is in writing and personally delivered or sent by (i) certified mail, postage prepaid, (ii) nationally recognized express delivery service with delivery confirmed or (iii) telexed or telecopies with receipt confirmed, addressed as follows:

If to Assignor:

Name:	With Copy To:

Flamingo Hilton Riverboat Casino, L.P.	Park Place Entertainment Corp.
c/o Hilton Hotels Corporation	3930 Howard Hughes Pkwy.
9336 Civic Center Drive	Las Vegas, NV 89109
Beverly Hills, CA 90210	ATTN: Clive S. Cummis
ATTN: Thomas E. Gallagher	Executive Vice President and
Executive Vice President,	General Counsel
General Counsel and Secretary	FAX: 702-699-5107
FAX: 310-205-7677	and to
Scott LaPorta
Executive Vice President and
Chief Financial Officer
FAX: 702-699-5190

If to Assignee:

Name:

Isle of Capri Casinos, Inc.
2200 Corporate Blvd, N.W., Suite 310
Boca Raton, FL 33431
ATTN:	Allan Solomon
Executive Vice President and General Counsel
FAX: 561-995-6665

If to Operating Assignee:

Name:

IOC-KANSAS CITY, INC.
C/o Isle of Capri Casinos, Inc.
2200 Corporate Blvd., N.W., Suite 310
Boca Raton, FL 33431
ATTN:	Allan Solomon
Executive Vice President and General Counsel
FAX: 561-995-6665

or such other persons and/or addresses as shall be furnished in writing by any such party, and shall be deemed to have been given as of the date so personally delivered or received.

(e)                                  This Assignment and Assumption Agreement and all rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri applicable to agreements made and to be performed entirely within such State, including all matters of enforcement, validity and performance.

(f)                                    Assignor, Assignee and Operating Assignee acknowledge and agree that the provisions set forth in the Consent pertaining or otherwise applicable to Assignor, Assignee and/or Operating Assignee, as the case may be, are true and correct and will be relied upon by the Port Authority in executing and delivering the Consent, and Assignor, Assignee and Operating Assignee agree to be bound by such applicable provisions of the Consent.

(g)                                 Assignor, Assignee and Operating Assignee acknowledge and agree that the Port Authority shall be a third party beneficiary of this Assignment and Assumption Agreement, and shall have the right to enforce any such terms and conditions hereof in such capacity.

SIGNATURE PAGE TO
ASSIGNMENT AND ASSUMPTION AGREEMENT
(Lease Agreement)

IN WITNESS WHEREOF, the parties hereto have each caused this Assignment and Assumption Agreement to be duly executed as of the day and year first above written.

ASSIGNOR:

HILTON HOTELS CORPORATION

By:	/s/ Matthew J. Hart
Print Name:	Matthew J. Hart
Title:	Executive Vice President and
Chief Financial Officer

SIGNATURE PAGE TO
ASSIGNMENT AND ASSUMPTION AGREEMENT
(Lease Agreement)

IN WITNESS WHEREOF, the parties hereto have each caused this Assignment and Assumption Agreement to be duly executed as of the day and year first above written.

FLAMINGO HILTON RIVERBOAT
CASINO, L.P.

By: Hilton Kansas City Corp., General Partner

By:	/s/ Wallace R. Barr
Print Name:	Wallace R. Barr
Title:	President and Secretary

SIGNATURE PAGE TO
ASSIGNMENT AND ASSUMPTION AGREEMENT
(Lease Agreement)

IN WITNESS WHEREOF, the parties hereto have each caused this Assignment and Assumption Agreement to be duly executed as of the day and year first above written.

ASSIGNEE:

ISLE OF CAPRI CASINOS, INC.

By:	/s/ Allan B. Solomon
Print Name:	Allan B. Solomon
Title:	Exec. Vice President

SIGNATURE PAGE TO
ASSIGNMENT AND ASSUMPTION AGREEMENT
(Lease Agreement)

IN WITNESS WHEREOF, the parties hereto have each caused this Assignment and Assumption Agreement to be duly executed as of the day and year first above written.

OPERATING ASSIGNEE:

IOC-KANSAS CITY, INC.

By:	/s/ Allan B. Solomon
Print Name:	Allan B. Solomon
Title:	Exec. Vice President